UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 18, 2008

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 18, 2008, Hallmark Financial Services, Inc. (the “Company”) and Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer (collectively, the “Sellers”) amended their Purchase Agreement dated November 9, 2005, relating to the Company’s previous acquisition of Texas General Agency, Inc. and TGA Special Risk, Inc.  Under the original Purchase Agreement, additional consideration in an amount up to $8,000,000 could have become payable subject to the satisfaction of certain contingencies.  The amendment has the effect of removing any further contingencies and compromising the additional consideration payable under the Purchase Agreement at $4,000,000.

Each of the Sellers is presently an employee of a subsidiary of the Company and Donald E. Meyer is an executive officer of the Company.  However, at the time of the execution of the original Purchase Agreement, there was no material relationship between the Company or its affiliates and any of the Sellers.

The description of the amendment to the Purchase Agreement set forth above is qualified in its entirety by reference to the Second Amendment to Purchase Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Second Amendment to Purchase Agreement dated December 18, 2008, between Hallmark Financial Services, Inc. and Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: December 23, 2008	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer